
<ARTICLE>                           5
<LEGEND>
This schedule contains summary financial information primarily extracted from AT&T Capital Corporation's unaudited consolidated income statement and balance sheet as of and for the nine months ended September 30, 1997 and is qualified in its entirety by reference to such unaudited consolidated financial statements.
</LEGEND>
<MULTIPLIER>                        1,000

<PERIOD-TYPE>                                      9-MOS
<FISCAL-YEAR-END>                            DEC-31-1997
<PERIOD-END>                                 SEP-30-1997
<CASH>                                            44,703
<SECURITIES>                                           0
<RECEIVABLES>                                          0
<ALLOWANCES>                                    (165,269)
<INVENTORY>                                            0
<CURRENT-ASSETS>                                       0<F2>
<PP&E>                                                 0
<DEPRECIATION>                                  (910,137)<F1>
<TOTAL-ASSETS>                                 8,785,688
<CURRENT-LIABILITIES>                                  0<F2>
<BONDS>                                        5,109,607
<COMMON>                                             903
<PREFERRED-MANDATORY>                                  0
<PREFERRED>                                            0
<OTHER-SE>                                       748,672
<TOTAL-LIABILITY-AND-EQUITY>                   8,785,688<F3>
<SALES>                                                0
<TOTAL-REVENUES>                               1,301,178
<CGS>                                             31,652
<TOTAL-COSTS>                                    434,019
<OTHER-EXPENSES>                                 402,930
<LOSS-PROVISION>                                  67,193
<INTEREST-EXPENSE>                               327,071
<INCOME-PRETAX>                                   56,375
<INCOME-TAX>                                      20,577
<INCOME-CONTINUING>                               35,798
<DISCONTINUED>                                         0
<EXTRAORDINARY>                                        0
<CHANGES>                                              0
<NET-INCOME>                                      35,798
<EPS-PRIMARY>                                          0
<EPS-DILUTED>                                          0


* In accordance with Regulation S-K item 601(c) 2, inapplicable or immaterial financial data is reflected as zero value.

<F1> Accumulated depreciation relates to equipment under operating leases.

<F2> This item is not applicable since the Company does not prepare a classified balance sheet.

<F3> Includes Preferred Securities.

